CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

SofTech, Inc.

Lowell, Massachusetts

We consent to the use in this Amendment 4 to the Registration Statement (No. 333-174818) on Form S-1 of SofTech, Inc. of our report dated August 31, 2015, relating to our audit of the consolidated financial statements, appearing in the Annual Report on Form 10-K for the year ended May 31, 2015.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Moody, Famiglietti & Andronico, LLP

Tewksbury, Massachusetts

September 30, 2015